OrthoPediatrics Corp. Reports Second Quarter 2021 Financial Results

Second Quarter 2021 Revenue Increased 96% Year-over-Year
with Continued Strong Domestic Growth

WARSAW, Ind., Aug. 4, 2021 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 and Business Highlights
•Generated total revenue of $26.7 million for second quarter 2021, up 96% from $13.6 million in second quarter 2020; domestic revenue growth was 79% and international growth was 243% in the quarter
•Grew worldwide Trauma & Deformity revenue 95%, worldwide Scoliosis revenue 100%, and Sports Medicine/Other revenue 106% in the second quarter 2021 compared to the second quarter 2020
•Helped a record 10,500 children in the second quarter 2021, bringing total to more than 215,000 since the inception of OrthoPediatrics
•Announced the launch of RESPONSE Neuromuscular (NM) Scoliosis System, representing the 36th surgical system launched since inception
•Announced the full commercial release of SCFE Cannulated Screw System
•Completed our first Orthex external fixation cases in Germany and the UK
•Increased full year 2021 revenue guidance from $94-$98 million to $97-$101 million

David Bailey, President & CEO of OrthoPediatrics, commented, “The Company’s second quarter results reflect robust growth across the entirety of our business. Together with the strong commitment of our team, this growth enabled us to help a record 10,500 children in the quarter. We believe we are well positioned to continue delivering durable, long-term, double-digit growth.” Mr. Bailey continued, “I am proud of everything we have accomplished, but we have so much more we can do to help children suffering from orthopedic conditions. We remain focused on executing our proven strategy that produces consistent results and improves lives.”

Second Quarter 2021 Financial Results
Total revenue for the second quarter of 2021 was $26.7 million, a 96% increase compared to $13.6 million for the same period last year, which reflected significant disruption caused by the COVID-19 pandemic in both U.S. and International markets. U.S. revenue for the second quarter of 2021 was $21.7 million, a 79% increase compared to $12.1 million for the same period last year, representing 81.4% of total revenue. International revenue for the second quarter of 2021 was $5.0 million, a 243% increase compared to $1.4 million for the same period last year, representing 18.6% of total revenue. The significant increase reflects the improvements in underlying procedure volumes in both the U.S. and international markets compared to the second quarter of 2020, in addition to the benefit of converting Germany, Austria, and Switzerland to a direct agency sales model.

Trauma and Deformity revenue for the second quarter of 2021 was $17.9 million, a 95% increase compared to $9.2 million for the same period last year, driven by strong sales in PNP, Cannulated Screws, and Orthex. Scoliosis revenue was $7.7 million, a 100% increase compared to $3.8 million for the second quarter of 2020, reflecting increased patient volumes and growth in Response and Firefly procedures, as well as initial contribution from ApiFix. Sports Medicine/other revenue for the second quarter of 2021 was $1.1 million, a 106% increase compared to $0.5 million for the same period last year. Growth in the quarter was driven by Telos Partners’ consulting contracts and repeat advisory business.

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Gross profit for the second quarter of 2021 was $20.4 million, a 103% increase compared to $10.1 million for the same period last year. Gross profit margin for the second quarter of 2021 improved to 76.6%, compared to 74.0% for the same period last year due to a higher percentage mix of domestic and international agency sales.

Total operating expenses for the second quarter of 2021 were $23.3 million, a 36% increase compared to $17.1 million for the same period last year. The increase in operating expenses was primarily driven by increased commission expense and increased depreciation and amortization costs. Operating loss for the second quarter of 2021 was ($2.8) million compared to ($7.0) million for the same period last year.

Total other expenses for the second quarter of 2021 were $1.2 million, compared to $2.4 million for the same period last year, primarily driven by lower net interest expense.

Net loss for the second quarter of 2021 was ($3.8) million, compared to ($9.4) million for the same period last year. Net loss attributable to common stockholders for the period was ($0.19) per basic and diluted share, compared to ($0.54) per basic and diluted share for the same period last year. Adjusted diluted loss per share was ($0.11) compared to ($0.44) for the same period last year.

Adjusted EBITDA for the second quarter of 2021 was $1.2 million as compared to a loss of ($2.3) million for the second quarter of 2020 driven by higher revenue with controlled spending.

As of June 30, 2021, cash, cash equivalents, short-term investments and restricted cash were $67.2 million compared to $78.0 million as of March 31, 2021. The Company had no outstanding term loan obligations.

Full Year 2021 Financial Guidance
For full year 2021, the Company is increasing its full year revenue guidance range to $97 to $101 million, up from $94 to $98 million, representing 36% to 42% growth over 2020 revenue. The Company is seeing strong momentum in the U.S., management continues to take a measured approach given the potential headwinds resulting from the COVID-19 Delta variant. Management also expects regional variability to persist in international markets as hospitals continue to work through backlogs and countries face challenges with COVID-19 surges.

Conference Call
OrthoPediatrics will host a conference call on Thursday, August 5, 2021, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 6982208. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its third quarter 2021 financial results. In addition, a telephonic replay of the call will be available until August 12, 2021. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 6982208.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 11, 2021, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as adjusted diluted earnings (loss) per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted earnings (loss) per share in this press release represents diluted earnings

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(loss) per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, non-recurring professional fees and accrued legal settlement costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a previously disclosed SEC review. We believe that providing the non-GAAP diluted earnings (loss) per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees and accrued legal settlements costs. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted earnings (loss) per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 36 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 45 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
Gilmartin Group
Matt Bacso, CFA
Matt.bacso@gilmartinir.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$10,565	$28,758
Restricted cash	1,371	1,374
Short term investments	55,288	55,141
Accounts receivable - trade, less allowance for doubtful accounts of $372 and $433, respectively	19,222	17,212
Inventories, net	56,376	52,989
Notes receivable	95	337
Prepaid expenses and other current assets	2,471	2,618
Total current assets	145,388	158,429

Property and equipment, net	28,242	27,227

Other assets:
Amortizable intangible assets, net	50,552	50,284
Goodwill	69,656	70,511
Other intangible assets	13,817	13,961
Total other assets	134,025	134,756

Total assets	$307,655	$320,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	10,142	10,038
Accrued compensation and benefits	5,651	4,540
Accrued legal settlements	—	6,342
Current portion of long-term debt with affiliate	134	131
Current portion of acquisition installment payable	12,683	12,233
Other current liabilities	1,719	1,744
Total current liabilities	30,329	35,028

Long-term liabilities:
Long-term debt with affiliate, net of current portion	977	1,044
Acquisition installment payment, net of current portion	13,546	12,784
Contingent consideration	35,850	30,710
Deferred income taxes	5,060	5,755
Operating lease liabilities	292	323
Total long-term liabilities	55,725	50,616

Total liabilities	86,054	85,644

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,670,044 shares and 19,560,291 shares issued as of June 30, 2021 (unaudited) and December 31, 2020, respectively	5	5
Additional paid-in capital	391,415	388,622
Accumulated deficit	(175,901)	(161,766)
Accumulated other comprehensive income (loss)	6,082	7,907
Total stockholders' equity	221,601	234,768

Total liabilities and stockholders' equity	$307,655	$320,412

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$26,695	$13,593	$48,157	$29,949
Cost of revenue	6,252	3,532	11,389	7,675
Gross profit	20,443	10,061	36,768	22,274

Operating expenses:
Sales and marketing	10,876	5,620	19,825	13,184
General and administrative	11,088	10,577	23,129	18,458
Research and development	1,325	881	2,633	2,146
Total operating expenses	23,289	17,078	45,587	33,788

Operating loss	(2,846)	(7,017)	(8,819)	(11,514)

Other expenses:
Interest expense, net	581	1,399	1,309	1,778
Fair value adjustment of contingent consideration	990	910	5,140	910
Other (income) expense	(375)	121	(535)	190
Total other expenses	1,196	2,430	5,914	2,878

Loss before income taxes	(4,042)	(9,447)	(14,733)	(14,392)
Provision for income taxes (benefit)	(286)	—	(598)	—
Net loss	$(3,756)	$(9,447)	$(14,135)	$(14,392)
Weighted average common shares - basic and diluted	19,275,779	17,549,118	19,263,506	16,986,485
Net loss per share attributable to common stockholders – basic and diluted	$(0.19)	$(0.54)	$(0.73)	$(0.85)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(14,135)	$(14,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,147	3,285
Stock-based compensation	2,731	3,453
Fair value adjustment of contingent consideration	5,140	910
Acquisition installment payable	1,212	886
Deferred income taxes	(602)	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(1,781)	1,609
Inventories	(3,297)	(9,599)
Prepaid expenses and other current assets	106	66
Accounts payable - trade	191	(746)
Accrued legal settlements	(6,342)	—
Accrued expenses and other liabilities	1,080	(129)
Other	(341)	(50)
Net cash used in operating activities	(10,891)	(14,707)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	—	(1,670)
Acquisition of ApiFix, net of cash acquired	—	(1,723)
Acquisition of Band-Lok intangible assets	—	(796)
Purchases of licenses	(2,858)	—
Purchases of property and equipment	(4,474)	(5,160)
Net cash used in investing activities	(7,332)	(9,349)

FINANCING ACTIVITIES
Payments on debt with affiliate	—	(5,000)
Proceeds from issuance of common stock, net of issuance costs	—	70,207
Proceeds from exercise of stock options	62	1,281
Payments on mortgage notes	(64)	(61)
Net cash provided by financing activities	(2)	66,427

Effect of exchange rate changes on cash	29	17

NET (DECREASE) INCREASE IN CASH	(18,196)	42,388

Cash and restricted cash, beginning of period	$30,132	$72,027
Cash and restricted cash, end of period	$11,936	$114,415

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$29	$513
Transfer of instruments from property and equipment to inventory	$330	$229
Issuance of common shares to acquire Telos	$—	$1,568
Issuance of common shares to acquire ApiFix	$—	$35,176
Issuance of common shares to acquire Band-Lok intellectual property	$—	$2,644

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by geographic location:	2021	2020	2021	2020
U.S.	$21,737	$12,146	$38,576	25,530
International	4,958	1,447	9,581	4,419
Total	$26,695	$13,593	$48,157	$29,949

	Three Months Ended June 30,		Six Months Ended June 30,
Product sales by category:	2021	2020	2021	2020
Trauma and deformity	$17,933	$9,220	32,485	21,430
Scoliosis	7,657	3,836	13,608	7,547
Sports medicine/other	1,105	537	2,064	972
Total	$26,695	$13,593	$48,157	$29,949

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(3,756)	$(9,447)	$(14,135)	$(14,392)
Interest expense, net	581	1,399	1,309	1,778
Other (income) expense	(375)	121	(535)	190
Provision for income taxes (benefit)	(286)	—	(598)	—
Depreciation and amortization	2,608	1,947	5,147	3,285
Stock-based compensation	1,415	2,495	2,731	3,453
Fair value adjustment of contingent consideration	990	910	5,140	910
Acquisition related costs	—	256	—	336
Nonrecurring professional fees	58	—	658	—
Accrued legal settlements costs	—	—	150	—
Adjusted EBITDA	$1,235	$(2,319)	$(133)	$(4,440)

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ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$(0.19)	$(0.54)	$(0.73)	$(0.85)
Accretion of interest attributable to acquisition installment payable	0.03	0.05	0.06	0.05
Fair value adjustment of contingent consideration	0.05	0.05	0.27	0.05
Nonrecurring professional fees	—	—	0.03	—
Accrued legal settlement costs	—	—	0.01	—
Earnings (loss) per share, diluted (non-GAAP)	$(0.11)	$(0.44)	$(0.36)	$(0.75)

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